Exhibit 5.4

October 6, 2014

To

Yamana Gold Inc.

200 Bay Street

Suite 2200

Toronto, Ontario

Canada M5J 2J3

Paul, Weiss, Rifkind, Wharton & Garrison LLP

77 King Street West

Suite 3100

P.O. Box 226

Toronto, Ontario

Canada M5K 1J3

Re:                             Exchange Offer pursuant to the Registration Statement on Form F-10/F-4

Dear Sirs:

We have acted as Chilean counsel for Minera Meridian Limitada and Yamana Chile Rentista de Capitales Mobiliarios Limitada (each a “Guarantor”, and together, the “Guarantors”) in connection with the offer to exchange all outstanding 4.950% Senior Notes issued by Yamana Gold Inc. (the “Company”) on June 30, 2014 (the “Original Notes”), for up to US$500,000,000 aggregate principal amount of registered 4.950% Senior Notes due 2024 (the “Exchange Notes”), and the Guarantees thereon (the “Exchange Offer”).   The Original Notes were issued and the Exchange Notes are to be issued pursuant to the First Supplemental Indenture, governed by the laws of the State of New York, dated as of June 30, 2014 (the “First Supplemental Indenture”) among the guarantors named therein (including the Guarantors), the Company, Citibank N.A., as Securities Administrator (the “Securities Administrator”) and Wilmington Trust, National Association, as Trustee (the “Trustee”).

The above in relation to the Purchase Agreement, dated as of June 25, 2014 (the “Agreement”), among the Company, the guarantors named therein (including the Guarantors) and the Initial Purchasers party thereto, the First Supplemental Indenture, the Registration Rights Agreement and the Registration Statement, as defined below. Capitalized terms used and not otherwise defined herein shall have the same meaning ascribed to them in the Agreement.

In arriving at the opinions below we have reviewed the following documents:

(i)                                     an executed copy of the Agreement;

(ii)                                  an executed copy of the First Supplemental Indenture;

(iii)                               an executed copy of the Registration Rights Agreement;

(iv)                              an executed copy of the Base Indenture;

(v)                                 the Registration Statement filed with the United States Securities Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on October       , 2014 (the “Registration Statement”);

(vi)                              a copy of the Preliminary Offering Memorandum and the Offering Memorandum;

(vii)                           Time of Sale Information;

(viii)                        the organizational documents of each Guarantor;

(ix)                              the powers of attorney granted by each Guarantor to its representative that concurs to the First Supplemental Indenture, the Registration Rights Agreement and the Registration Statement; and

(x)                                 such other documents, agreements, corporate records, certificates, governmental approvals and filings, as we have considered necessary or appropriate for the purposes of this opinion.

In giving the opinions below, we have assumed (without investigation on our part) that:

(a)                                 the making and performance of each of the Agreement, the First Supplemental Indenture, the Registration Rights Agreement and the Registration Statement is within the power and authority of each party that is not a Guarantor, and such documents have been duly authorized, executed and delivered by each party thereto that is not a Guarantor;

(b)                                 the Agreement, the First Supplemental Indenture, the Registration Rights Agreement and the Registration Statement constitutes a legal, valid, and binding obligation of the party or parties thereto under the laws of the State of New York, do not contravene such laws and that there is nothing in such laws that may affect our opinion;

(c)                                  the signatures on all documents that we have examined are genuine, the documents submitted as originals are authentic and the documents submitted to us as copies conform to the originals; and

(d)                                 the individuals signing the documents examined by us at the time of such signing, were fully competent to sign, deliver and perform their obligations under such documents.

In addition, we have made such investigation of applicable laws and regulations as we have deemed appropriate as a basis for the opinions expressed below.  With respect to matters of fact we deem necessary to render this opinion, we have relied upon the representations and warranties of the Company and each Guarantor contained in the Agreement and upon the representations, opinions and certificates of officers, representatives and advisors of the Company and each Guarantor.

Based upon the foregoing, subject to the further assumptions and qualifications set forth below, and having regard to legal considerations we deem relevant, we advise you that in our opinion, as a matter of Chilean law, currently in effect:

1.                                      Each Guarantor was incorporated as a limited partnership (sociedad de responsabilidad limitada) under Chilean law and has not been discontinued or dissolved thereunder.

2.                                      Each Guarantor has the capacity of a legal entity and the corporate power and authority under Chilean law and its by-laws to execute, deliver and incur the obligations contemplated by and exercise its rights and perform its obligations under the First Supplemental Indenture, the Agreement, the Registration Rights Agreement and the Registration Statement.

3.                                      Each Guarantor has taken all necessary corporate action to authorize the execution and delivery of and the exercise of its rights and the performance of its obligations under the First Supplemental Indenture, the Agreement, the Registration Rights Agreement and the Registration Statement and has duly executed and delivered the First Supplemental Indenture, the Agreement, the Registration Rights Agreement and the Registration Statement.

4.                                      The execution, delivery and performance of the First Supplemental Indenture, the Agreement, the Registration Rights Agreement and the Registration Statement by each Guarantor does not contravene the laws of Chile or the by-laws and their subsequent amendments of such Guarantor.

5.                                      No consent, license, approval, acknowledgment, order or exemption from, registration or filing with, or notice to any government department or agency or other regulatory body or authority under Chilean law is required to permit each Guarantor to execute and deliver, or perform its obligations under the First Supplemental Indenture, the Agreement, the Registration Rights Agreement and the Registration Statement.

6.                                      Under the laws of Chile, the execution, delivery and performance of each of the First Supplemental Indenture, the Agreement, the Registration Rights Agreement and the Registration Statement is exempt from all taxes, charges and withholdings, except for a withholding tax at a rate of up to 35% which may be payable by the Guarantors on any payment (other than principal) to be made from Chile by the Guarantors under the First Supplemental Indenture or under the guarantee to be granted pursuant to the Registration Statement (although no law affects the validity or enforceability of any provision of the First Supplemental Indenture or the Registration Statement providing for a gross-up or similar obligation with respect to payments subject to Chilean taxes).  In accordance to article 14 of Decree Law Number 3.475, relating to Stamp Tax, a document which reflects currency credit operations granted outside of Chile is subject to stamp tax at the moment it is brought into the country, when it is registered with a Notary Public or when it is accounted for in Chile, as the case may be.  Likewise, in accordance with article 26 of the same Decree Law, the documents that have not paid the stamp tax mentioned above will not be enforceable before judicial authorities nor will they have executive merit (mérito ejecutivo), as long as it is not paid.

7.                                      Under the laws of Chile, the choice of New York as the governing law of the First Supplemental Indenture, the Agreement, the Registration Rights Agreement and the Registration Statement will be recognized and applied as a valid choice of law and the provisions of the First Supplemental Indenture, the Agreement, the Registration Rights Agreement and the Registration Statement which contain the acceptance of each Guarantor of the exclusive jurisdiction of the courts of New York State or any U.S. federal court sitting in the Borough of Manhattan in the city of New York, United States of America, are legally valid and binding.  Each Guarantor can sue and be sued in its own name.

8.                                      Each Guarantor has the power and authority to appoint and has validly appointed CT Corporation System as process agent for service of process in any suit or proceeding based on or arising out of the First Supplemental Indenture or the Agreement or the Registration Rights Agreement or the Registration Statement.  Personal service against CT Corporation System as its appointed process agent will be effective as valid service of process on such Guarantor.

9.                                      In the event that a final and conclusive monetary judgment of the courts of New York State or U.S. federal court sitting in the Borough of Manhattan, the City of New York, United States of America, or a court of competent jurisdiction is obtained in relation to the Agreement or the First Supplemental Indenture or the Registration Rights Agreement or the Registration Statement, the same would be enforceable against each Guarantor by the courts of Chile without retrial or further review on its merits, subject to the following:

(a)                                 if at the time there is a treaty between Chile and the United States of America, or such other competent jurisdiction for the enforcement of foreign judgments, the provisions of such treaty shall be applied;

(b)                                 if there is no treaty, the judgment shall be enforced if there is reciprocity as to the enforcement of judgments (i.e., the relevant court in New York State or of such other competent jurisdiction would enforce a judgment of a Chilean court under comparable circumstances);

(c)                                  if it can be proved that there is no reciprocity, the foreign judgment would not be enforced in Chile;

(d)                                 if reciprocity cannot be proved, the foreign judgment will be enforced, provided that it does not contain anything contrary to the laws of Chile, notwithstanding differences in procedural rules, it is not in conflict with Chilean jurisdiction, it has not been rendered by default within the meaning of Chilean law and it is final under the laws of the relevant foreign jurisdiction rendering such judgment.

(i)                                     We are of the opinion that the award would not be considered to have been rendered by default if personal service of process was made upon an agent of each Guarantor under the Agreement, the First Supplemental Indenture the Registration Rights Agreement or the Registration Statement, as applicable, assuming that such manner of service is valid under applicable law, unless the defendant is able to prove that due to other reasons it was prevented from assuming its defense.  We note that there are decisions of the Supreme Court of Chile that have considered that the service of process by means of mailing copies to the defendant was not effective to cause proper service of process and, consequently, has denied enforcement in Chile of a judgment rendered in proceeding in which legal process was served by means of mailing copies to the defendant;

(ii)                                  We further note that whether a judgment is final and conclusive will depend on the laws of the foreign jurisdiction in which the judgment is rendered and this must be proven to Chilean courts, which courts may hear whatever presentation the party against whom enforcement is sought wishes to make with respect to such question; and

(iii)                               The foreign judgment shall not be contrary to the public policy of Chile and shall not directly affect any property located in Chile by imposing injunctions, attachments, embargos, precautionary or similar measures over any such property or ordering the foreclosure of any such property, which are as a matter of Chilean law subject exclusively to the jurisdiction of Chilean courts.  With respect to public policy and the enforcement of the obligations of each Guarantor and foreign judgments with respect thereto, we are of the opinion that no provision of the First Supplemental Indenture, the Agreement, the Registration Rights Agreement or the Registration Statement, as applicable, is contrary to the public policy of Chile, provided, however, that any provisions purporting to authorize conclusive determinations by any person, whether for interest, indemnities, costs or otherwise, may not be enforceable if they are based upon a determination which is so arbitrary and unreasonable as to be contrary to basic and fundamental principles of Chilean law.  Also, disclaimers of liability will only be enforceable if there is no gross negligence or willful misconduct on the part of the person benefiting from such disclaimers.

10.                               There is no restriction or limit on the conversion of Chilean currency into U.S. Dollars, or the export or use of such U.S. Dollars, any other U.S. Dollars and Chilean currency owned by any Guarantor, at the times and in the amounts necessary to permit such Guarantor to discharge its obligations under the First Supplemental Indenture, the Agreement, the Registration Rights Agreement and the Registration Statement, under applicable laws, regulations and rulings currently in effect in Chile.

11.                               Under the laws of Chile a foreign corporation is not required, solely as a provider of financial accommodation holding credits, to obtain authorization to transact business or otherwise qualify to do business in Chile.  As such, none of the Initial Purchasers, solely by reason of their execution, delivery, performance or enforcement of the First Supplemental Indenture or the Agreement or the Registration Rights Agreement or the Registration Statement, will (i) be required to qualify to do business in Chile or to comply with the requirements of any foreign registration or be deemed to be resident of, domiciled or carrying out business in Chile; or (ii) be subject to taxation by Chile or any political subdivision or taxing authority thereof or therein (“Applicable Taxing Authority”) other than those described in 6. above; or (iii) be required, prior to the enforcement of the First Supplemental Indenture, the Agreement, the Registration Rights Agreement and the Registration Statement to make any filing with any court or other governmental authority in or of Chile in order to carry out the transactions contemplated thereby.

12.                               Each Guarantor is subject to civil and commercial law with respect to its obligations under the First Supplemental Indenture, the Agreement, the Registration Rights Agreement and the Registration Statement, and the execution, delivery and performance by each Guarantor of the First Supplemental Indenture, the Agreement, the Registration Rights Agreement and the Registration Statement constitute private and commercial acts rather than public or governmental acts.  Under the laws of Chile, neither Guarantor nor any of its property is entitled to any immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit or proceeding, or the service of process in connection therewith, arising under the First Supplemental Indenture, the Agreement, the Registration Rights Agreement and the Registration Statement.

13.                               The obligations of each Guarantor under the First Supplemental Indenture and the Registration Statement rank and, so far as can be stated at the date of this opinion, will at all times rank at least equally and ratably in all respects with all its other unsecured indebtedness, except subject to the applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

This opinion letter is limited to matters on which you have requested our opinion, and this opinion should not be read as expressing any opinion except on matters expressly set forth herein.

This opinion letter may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Agreement without our prior written consent in each instance; provided, however, that at your request, we hereby consent to reliance hereon by an institutional investor that is a transferee of any of the Securities purchased by you on the date hereof pursuant to a transfer that is made in accordance with the provisions of Section 1 of the Agreement, on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to any transferee, or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a transferee must be actual and reasonable under the circumstances existing at the time of transfer.

We hereby consent to the filing of this opinion with the United States Security and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the rules thereunder.

Very truly yours,

/s/ URENDA, RENCORET, ORREGO Y DÖRR

URENDA, RENCORET, ORREGO Y DÖRR

By: Sergio Orrego Flory